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                                                                   Exhibit 10.14


Memo

TO:  John McDonough

FROM:  James Carney


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Due to your increased responsibilities at Workgroup Technology as a result of your promotion to President and Chief Operating Officer, I am pleased to offer to you the following:

 .  Increase in your base salary to $160,000 per year

 . Grant of 75,000 stock options to vest in accordance with the company's standard 4 year vesting schedule however in the event of a change in control of the company 100% of your stock options will vest immediately

 . In the event of a change of control of the company and your position is significantly changed or eliminated, you will be eligible for twelve months of severance should you no longer be employed by the company

 .  You will be appointed to the Board of Directors

 . Your bonus plan will remain in effect and the Compensation Committee of the Board of Directors will determine at the end of the fiscal year how much of your bonus will be paid to you















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              91 Hartwell Avenue, Lexington, Massachusetts 02173

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